UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2019

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

Item 8.01 Other Events.

Annual Grant of Options to Outside Directors

In accordance with the Outside Director Compensation Policy (the “Policy”) of Genprex, Inc. (the “Company”), each of David E. Friedman and Robert W. Pearson, the Company’s two outside directors, was to be granted an option to purchase common stock of the Company on June 10, 2019, the date of the Company’s 2019 annual meeting of stockholders. In accordance with the Policy, each such option was to have a Value (as defined in the Policy) of $80,000, calculated as of June 10, 2019.  These options were not granted on June 10, 2019, but were granted on December 30, 2019. Each such option had a Value of $80,000, calculated as of June 10, 2019.  Accordingly, on December 30, 2019, each of Mr. Friedman and Mr. Pearson was granted an option to purchase 68,376 shares of the Company’s common stock with an exercise price equal to $1.45 per share, which was the closing price of the Company’s common stock on June 10, 2019. One hundred percent (100%) of the shares subject to each such option shall vest upon the earlier of (a) the one (1) year anniversary of June 10, 2019 and (b) the day prior to the Company's next annual meeting of the Company's stockholders occurring after the grant date, in each case, provided that such outside director continues to serve as a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) to the Company through the applicable vesting date.

Grant of Options to Outside Directors in Lieu of Cash Compensation

In accordance with the Policy, each of the Company’s outside directors is entitled to certain cash compensation, which is payable quarterly in arrears. Under the Policy, David E. Friedman was entitled to a cash payment in the aggregate amount of $18,750, to be paid on December 30, 2019, in consideration of Mr. Friedman’s service in the quarter ending December 31, 2019, as an outside director, as Chair of the Audit Committee of the Company’s board of directors (the “Board”), as a member of the Compensation Committee of the Board and as Chair of the Nominating and Corporate Governance Committee of the Board. Under the Policy, Robert W. Pearson was entitled to a cash payment in the aggregate amount of $16,250, to be paid on December 30, 2019, in consideration of Mr. Pearson’s service in the quarter ending December 31, 2019, as an outside director, as a member of the Audit Committee of the Board, as Chair of the Compensation Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board. In order to assist the Company to conserve cash, each of Mr. Friedman and Mr. Pearson agreed to be granted an option to purchase common stock of the Company in lieu of such cash compensation, each with a Value equal to the respective amount of cash compensation to which such director was entitled. Accordingly, on December 30, 2019, Mr. Friedman was granted an option to purchase 78,125 shares of the Company’s common stock with an exercise price equal to $0.2979 per share, which was the closing price of the Company’s common stock on December 30, 2019, and Mr. Pearson was granted an option to purchase 67,708 shares of the Company’s common stock with an exercise price equal to $0.2979 per share, which was the closing price of the Company’s common stock on December 30, 2019. One hundred percent (100%) of the shares subject to each such option vested upon the date of grant. Neither Mr. Friedman nor Mr. Pearson received, or will receive, any cash compensation from the Company for the quarter ended December 31, 2019 in consideration of the services described above.

Each of the options described above was offered to Mr. Friedman and Mr. Pearson pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: January 6, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)